Exhibit 10.1
* Confidential Materials Omitted And Filed Separately With The Securities And Exchange Commission. Asterisks Denote Omissions.
FIRST AMENDMENT TO LEASE
     This First Amendment to Lease (this “Amendment”) is entered into as of September 14, 2007 (the “First Amendment Date”) by and between BMR-Landmark at Eastview LLC, a Delaware limited liability company (“Landlord”), and Regeneron Pharmaceuticals, Inc., a New York corporation (“Tenant”).
RECITALS
     (A) Landlord and Tenant are parties to that certain Lease (the “Lease”) dated as of December 21, 2006, pursuant to which Landlord (a) leases the Premises (as defined in the Lease) to Tenant and (b) has provided Tenant an option (the “Expansion Option”) to expand the Premises and take occupancy of the entire New Multiple Tenant Building. All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Lease.
     (B) Tenant has delivered to Landlord the Expansion Notice.
     (C) Landlord and Tenant desire to amend certain terms of the Lease, as set forth below, to reflect their understanding with respect to such terms and the addition of the Expansion Space (as defined below) to the Premises.
AGREEMENT
     NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
A. Amendments
     1. Expansion Space. The Lease is hereby amended to include the first floor of the New Multiple Tenant Building, as depicted on Exhibit A attached to the Lease (the “Expansion Space”), so that such space constitutes a part of, and is included within the meaning of, the “New Multiple Tenant Building Premises”, the “New Premises” and the “Premises”, as such terms are used in the Lease. The Expansion Space shall be delivered to Tenant together with the rest of the New Multiple Tenant Building Premises in accordance with the terms of the Lease, so that the entire New Multiple Tenant Building will be leased to Tenant. Except as specifically provided otherwise herein or in the Lease, all of the terms and conditions set forth herein and in the Lease shall apply to the Expansion Space. The description of the Expansion Space set forth on Exhibit A attached hereto is hereby added to the description of the New Multiple Tenant Building Premises on Exhibit A to the Lease. The mere exercise by Tenant of the Expansion Option and any additional Landlord Work required to be performed to deliver possession of the Expansion Premises in the condition and on the date provided in the Lease, shall not constitute a Tenant Delay under this Lease.
     2. Estimated Term Commencement Date. Section 2.6 of the Lease is hereby amended by replacing the date “March 6, 2008” where such date appears therein with the date “June 20, 2008”.

     3. Exhibit F. Exhibit F to the Lease is hereby amended by (i) replacing the value “$68,107,092”, where such value appears in the letter therein, dated December 12, 2006, from David Surette to Steve Marshall, with the value “68,159,687” and (ii) replacing the Schedule of Values therein with the Schedule of Values attached hereto as Exhibit B.
B. Miscellaneous
     1. This Amendment shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.
     2. Tenant and Landlord each represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Studley, Inc. (“Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Amendment. Landlord shall compensate Broker in relation to this Amendment pursuant to a separate agreement between Landlord and Broker
     3. Each of Landlord and Tenant represents that, except as amended hereby, the Lease has not been modified and remains in full force and effect and the individual or those individuals signing this Amendment on behalf of Landlord or Tenant (respectively) have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.
     4. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.
Remainder of Page Intentionally Left Blank.
Signature Page Follows.

2

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD:

BMR-Landmark at Eastview LLC,
a Delaware limited liability company

By:	/s/ Matthew G. McDevitt

Name:	Matthew G. McDevitt
Title:	Regional Executive Vice President

TENANT:

Regeneron Pharmaceuticals, Inc.,
a New York corporation

By:	/s/ Murray A. Goldberg

Name:	Murray A. Goldberg
Title:	Senior Vice President, Finance &
Administration and Chief Financial Officer

EXHIBIT A
EXPANSION SPACE
EXHIBIT A
EXPANSION SPACE DESCRIPTION
The Expansion Space is the entire first floor of the New Multiple Tenant Building, along with the remaining portions of the basement and penthouse. The Rentable Area of the Expansion Space shall be defined as follows:
First floor= 33,169 square feet
Basement= 1,738 square feet
Penthouse= 849 square feet
Total Rentable Area of Expansion Space= 35,756 square feet*

*	The Lease incorrectly references total Rentable Area of Expansion Space as 35,755 square feet.

EXHIBIT B
SCHEDULE OF VALUES
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